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Exhibit 3.14

        LIBRO NUMERO SEIS DE ACTAS Y POLIZAS.

        ACTA NUMERO OCHO MIL SEISCIENTOS SETENTA Y SIETE.

        En la Ciudad de México, Distrito Federal, a veintitrés de diciembre de dos mil tres.

        Yo, Licenciado JUAN MARTIN ALVAREZ MORENO, Titular de la Correduría Pública número Cuarenta y Seis del Distrito Federal, hago constar:

        Que en esta fecha comparece ante mí el señor Licenciado JOSE MANUEL MUÑOZ ARTEAGA, quien me solicita certifique la agrupación de los estatutos sociales de "SERVICIOS ADMINISTRATIVOS DE TRANSPORTACION", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, acto que realizo en los términos siguientes:

ANTECEDENTES:

        PRIMERO.- El compareciente me acredita la legal existencia de la sociedad con la póliza número ochocientos, de fecha veintitrés de marzo de mil novecientos noventa y ocho, otorgada ante la fe del suscrito Corredor Público, cuyo primer original quedó inscrito en el Registro Público de Comercio del Distrito Federal, bajo el folio mercantil número doscientos treinta y cinco mil ciento ocho, el día veintitrés de abril de mil novecientos noventa y ocho, y mediante la cual se constituyó la sociedad denominada "SERVICIOS ADMINISTRATIVOS DE TRANSPORTACION", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, con cláusula de admisión de extranjeros, domicilio en la Ciudad de México, Distrito Federal, duración de noventa y nueve años, capital de Cincuenta Mil Pesos, Cero Centavos, Moneda Nacional.

        SEGUNDO.- Mediante póliza número ochocientos veintisiete, de fecha seis de abril de mil novecientos noventa y ocho, otorgada ante la fe del suscrito Corredor Público, cuyo primer original quedó inscrito en el Registro Público de Comercio del Distrito Federal, bajo el folio mercantil número doscientos treinta y cinco mil ciento ocho, el día cuatro de noviembre de mil novecientos noventa y ocho, y mediante la cual se formalizó un acta de Asamblea General Extraordinaria de accionistas de la sociedad denominada "SERVICIOS ADMINISTRATIVOS DE TRANSPORTACION", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, en la que entre otros asuntos se acordó reformar parcialmente la cláusula Quinta de los Estatutos Sociales, referente al objeto de la sociedad.

        A continuación transcribo el texto de los Estatutos Sociales vigentes de "SERVICIOS ADMINISTRATIVOS DE TRANSPORTACION", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, los cuales son del tenor literal siguiente:

"... ESTATUTOS

CAPITULO I

ORGANIZACIÓN

        PRIMERA.- La sociedad es una Sociedad Anónima de Capital Variable, que se regirá por estos Estatutos y, en lo no previsto en ellos, por la Ley General de Sociedades Mercantiles.

CAPITULO II

DENOMINACIÓN, DOMICILIO, DURACIÓN, OBJETO Y

NACIONALIDAD

        SEGUNDA.- La denominación social será "SERVICIOS ADMINISTRATIVOS DE TRANSPORTACION", y se usará seguida de las palabras "SOCIEDAD ANONIMA DE CAPITAL VARIABLE", o de sus abreviaturas "S. A. DE C. V.

        TERCERA.- La sociedad tiene su domicilio en la CIUDAD DE MEXICO, DISTRITO FEDERAL, pudiendo establecer sucursales en cualquier parte del país o del extranjero.

        CUARTA.- La duración de la sociedad será de NOVENTA Y NUEVE AÑOS, contados a partir de la fecha de firma de este instrumento.

        QUINTA.- La Sociedad tendrá por objeto:

          El suministro de todo tipo de asesorías o la prestación de servicios; pudiendo ser de tipo administrativo, contable, fiscal, legal, financiero, de recursos humanos, procesamiento y control de datos, y, en general todo tipo de actos que requieran para el buen funcionamiento y control de las empresas solicitantes.

        De manera enunciativa y no limitativamente la sociedad podrá:

          1.-    Realizar cualquier acto lícito permitido por las leyes y todo acto o contrato que tenga relación con dicho objeto.

          2.-    Celebrar todos los convenios o contratos necesarios para la realización de los fines anteriores.

          3.-    Contratar activa o pasivamente toda clase de prestaciones de servicios, celebrar contratos, convenios, así como adquirir por cualquier otro título patentes, marcas industriales, nombres comerciales, opciones y preferencias, derechos de propiedad literaria, industrial, artística o concesiones de alguna autoridad.

          4.-    Emitir, girar, endosar, aceptar, avalar, descontar y suscribir toda clase de títulos de crédito, sin que se ubique en los supuestos del Artículo cuarto de la Ley del Mercado de Valores.

          5.-    Adquirir acciones, participaciones, partes de interés, obligaciones de toda clase de empresas o sociedades, formar parte en ellas y entrar en comandita, sin que se ubique en los supuestos del artículo cuarto de la Ley del Mercando de Valores.

          6.-    Aceptar o conferir toda clase de comisiones mercantiles y mandatos, obrando en su propio nombre o en nombre del comitente o mandante.

          7.-    Adquirir o por cualquier otro título poseer y disponer de toda clase de bienes muebles, derechos reales, así como inmuebles que sean necesarios para su objeto.

          8.-    Contratar al personal necesario para el cumplimiento de los fines sociales y delegar en una o varias, personas el cumplimiento de mandatos, comisiones, servicios y actividades propias de su objeto.

          9.-    La sociedad podrá otorgar avales y obligarse solidariamente por terceros, así como constituir garantías a favor de terceros.

        SEXTA.- Nacionalidad.- La sociedad es de nacionalidad mexicana, toda vez que se constituye conforme a las leyes de los Estados Unidos Mexicanos y tiene su domicilio legal en el país.

        SEPTIMA.- Cláusula de Admisión de Extranjeros.- Los socios extranjeros actuales o futuros aceptan y se obligan formalmente con el Gobierno Mexicano, por conducto de la Secretaria de Relaciones Exteriores, a considerarse como nacionales respecto de las acciones de la sociedad que adquieran o de que sean titulares, así como de los bienes, derechos, concesiones, participaciones o intereses de que sea titular la sociedad, o bien, de los derechos, y obligaciones que deriven de los contratos y actos jurídicos en que sea parte la propia sociedad con autoridades mexicanas y a no invocar, por lo mismo, la protección de sus gobiernos, bajo la pena, en caso contrario, de perder en beneficio de la Nación Mexicana, las acciones o participaciones sociales que hubiere adquirido.

CAPITULO III

CAPITAL SOCIAL, ACCIONISTAS Y ACCIONES

        OCTAVA.- Capital social.- El capital social es variable. El capital social mínimo fijo, sin derecho a retiro, es de $50,000.00 (CINCUENTA MIL PESOS 00/100 MONEDA NACIONAL), íntegramente suscrito y pagado, representado por 100 (CIEN) acciones. La parte variable del capital es ilimitada.

        NOVENA.- Acciones.- El capital social estará representado por acciones nominativas, sin expresión de valor nominal.

          a).-  Todas las acciones representativas del capital social se dividirán en dos series: la serie "A" que representará acciones que sólo podrán ser suscritas por personas de nacionalidad mexicana; y la serie "B" que será de libre suscripción.

        Tanto la Serie "A" como la Serie "B" se dividirán en subseries, según se trate de acciones que representen los aumentos de capital en la parte fija del capital o en su parte variable.

        DECIMA.- Títulos de las Acciones.- Las acciones estarán representadas por títulos definitivos o, en tanto éstos se expidan, por certificados provisionales.

        Los títulos o certificados ampararán en forma independiente las acciones de cada una de las clases, series y subseries que se pongan en circulación; serán identificados con una numeración progresiva distinta para cada serie o subserie; y contendrán los datos y características a que se refieren los artículos 125 (ciento veinticinco) y 127 (ciento veintisiete) de la Ley General de Sociedades Mercantiles, así como la transcripción de la cláusula séptima de estos estatutos; llevarán las firmas de dos consejeros propietarios, las cuales podrán ser autógrafas o facsimilares, caso este último en que el original de tales firmas deberá depositarse en el Registro Público de Comercio del domicilio de la sociedad.

        Cuando por cualquier causa se modifiquen las indicaciones contenidas en los títulos de las acciones, se estará a lo dispuesto en el artículo 140 (ciento cuarenta) de la Ley General de Sociedades Mercantiles.

        DECIMA PRIMERA.- Número de acciones por titulo y canjes.- El consejo de administración queda facultado para expedir tanto los títulos de las acciones, como los certificados provisionales, amparando una o más acciones. Además queda facultado para hacer el canje de títulos o certificados que cubran determinado número de acciones por títulos o certificados nuevos, según lo soliciten los tenedores de los mismos y siempre que los títulos o certificados nuevos cubran, en conjunto, el mismo número total de acciones que aquéllos en cuyo lugar se expidan. El costo de cualquier canje de certificados o títulos que un accionista solicite, será por cuenta de dicho accionista.

        En caso de pérdida, robo, extravío o destrucción de cualquier certificado provisional o título definitivo de acciones, su reposición quedará sujeta a las disposiciones del Capítulo Primero, Título Primero de la Ley General de Títulos y Operaciones de Crédito. Todos los duplicados de certificados o títulos definitivos de acciones llevarán la indicación de que son duplicados y que los certificados o títulos definitivos originales correspondientes han sido cancelados. Todos los gastos inherentes a la reposición serán por cuenta exclusiva del tenedor del certificado o título definitivo que se haya repuesto.

        DECIMA SEGUNDA.- Registro de acciones.- La sociedad llevará un libro de registro de acciones en el que se harán los asientos a que se refiere el articulo 128 (ciento veintiocho) de la Ley General de Sociedades Mercantiles y considerará dueños de las mismas a quienes aparezcan inscritos como tales en él. La sociedad se abstendrá de inscribir en el citado libro, aquellas transmisiones que se efectúen en contravención de lo dispuesto en estos estatutos o en la ley.

        Las inscripciones en el libro de registro de acciones se suspenderán desde el quinto día anterior a la celebración de las asambleas de accionistas y hasta el día posterior a la celebración de las mismas, incluyendo el día en que se celebren.

        DECIMA TERCERA.- Aumentos y reducciones de capital.

        1.- Formalidades.- Los aumentos y reducciones en el capital mínimo fijo de la sociedad se efectuarán mediante resolución de la Asamblea General Extraordinaria de accionistas y consecuentemente deberán reformarse los Estatutos Sociales e inscribirse el instrumento publico de formalización del acta correspondiente en el Registro Público de Comercio del domicilio de la sociedad.

        El acuerdo de la asamblea que decretare la reducción en el capital mínimo fijo, se publicará en el Diario Oficial de la Federación de conformidad con lo dispuesto por la Ley General de Sociedades Mercantiles.

        2.- Aumentos y reducciones al capital variable.- Los aumentos y reducciones en la parte variable del capital, se efectuarán mediante resolución de la Asamblea General Ordinaria de Accionistas. y deberá formalizarse el acta correspondiente, pero sin necesidad de reformar los Estatutos Sociales ni de inscribir dicha formalización en el Registro Público de Comercio. Cuando los accionistas ejerzan su derecho de retiro se seguirá el procedimiento previsto por la ley. Las acciones autorizadas pero aún no suscritas que se emitan para representar la parte variable del capital social, deberán quedar depositadas en la tesorería de la sociedad, para entregarse a medida que vaya realizándose su suscripción y pago en los términos y condiciones que fije la misma Asamblea General Ordinaria de Accionistas o el Consejo de Administración, de acuerdo con las facultades que a éste, en su caso, le hubiere otorgado dicha asamblea de accionistas, en el entendido que en este caso deberán respetarse los derechos de preferencia de los accionistas conforme a estos estatutos.

        No podrán decretarse aumentos de capital, ni se emitirán nuevas acciones sino hasta que los aumentos de capital y las acciones emitidas con anterioridad estén íntegramente pagados.

        3.- Suscripción y pago.- La asamblea que acuerde el aumento de capital respectivo dispondrá que se emitan las acciones representativas del mismo, y las características de dichas acciones. La asamblea que decrete el aumento tendrá facultad de poner las acciones correspondientes en circulación en las formas, plazos, condiciones y cantidades que juzgue convenientes; bien mediante capitalización de pasivos, reservas o superávits; ya contra el pago en efectivo o en especie de su valor y, en su caso, de la prima que la propia asamblea determine, la cual se aplicará a los conceptos que la propia asamblea decida; o bien para que sean simplemente suscritas. En este ultimo caso, la asamblea determinará la forma, plazos y demás requisitos y condiciones para el pago. En cualquiera de los casos previstos en esta cláusula, los accionistas con derecho a voto pleno recibirán el mismo trato.

        4.- Derecho de preferencia.- En caso de incremento de la porción pagada del capital social o de aumento de la parte fija por emisión de acciones, los accionistas de la sociedad tendrán en todo tiempo derecho preferente para suscribir las nuevas acciones de la misma serie que se emitan para representar el aumento en proporción a las acciones de que sean tenedores, siempre y cuando, tengan aptitud legal para la suscripción. En proporción a su participación de conformidad con la ley; derecho que deberán ejercitar dentro de los 15 (quince) días siguientes a la publicación del acuerdo de la asamblea que resuelva dicho aumento, en el Diario Oficial de la Federación y en uno de los periódicos de mayor circulación del domicilio de la sociedad. Después de transcurridos dichos 15 (quince) días, si aún quedaren sin suscribir algunas acciones, éstas serán ofrecidas por el Consejo de Administración para su suscripción y pago, a las personas físicas o morales que el propio consejo acuerde, en un precio que no podrá ser inferior a aquél al que fueron ofrecidas a los accionistas de la sociedad para su suscripción y pago.

        En caso de aumento del capital por capitalización de reservas, de utilidades pendientes de aplicación o de superávits, los accionistas tendrán derecho a la parte que les correspondiere en ese aumento y en su caso a recibir las nuevas acciones que se emitan para representar dicho aumento, en los términos del párrafo anterior.

        5.- Reducciones de capital por retiro.- La reducción del capital como consecuencia de que un accionista propietario de acciones representativas de la parte variable del capital ejercitare su derecho de retirar parcial o totalmente su aportación, representada por las acciones de que sea tenedor, se sujetará a lo ordenado en los artículos 220 y 221 de la Ley General de Sociedades Mercantiles y la reducción del capital se efectuará reembolsando la acción o acciones de que se trate, de acuerdo al valor que resulte más bajo entre (a) el 95% (noventa y cinco por ciento) del valor de cotización en la Bolsa Mexicana de Valores, obtenido del promedio de operaciones efectuadas durante los últimos treinta días en que se hayan cotizado en la bolsa las acciones de esta sociedad, previos a la fecha de cierre del ejercicio en que el retiro deba surtir sus efectos, o (b) el valor contable de las acciones, de acuerdo al estado de posición financiera correspondiente al cierre del ejercicio social en que la separación deba surtir sus efectos, previamente aprobado por la Asamblea General Ordinaria de Accionistas.

        El pago del reembolso será exigible a la sociedad a partir del día siguiente a la celebración de la Asamblea General Ordinaria de Accionistas que haya aprobado el estado de posición financiera correspondiente al ejercicio en que el retiro deba surtir sus efectos, de conformidad con el procedimiento autorizado para tal efecto, en dicha asamblea. El accionista que se retire quedará responsable de las obligaciones sociales para con los terceros, en los términos de ley.

        6.- Limitaciones a la reducción del capital.- Ninguna disminución de capital, podrá autorizarse cuando tenga como consecuencia la reducción del capital social a menos del mínimo requerido conforme a la ley.

        La asamblea que acuerde la reducción de capital, establecerá la forma y términos en que se llevara a cabo el reembolso respectivo, los accionistas con derecho a votar en dicha asamblea, tendrán el mismo trato.

        7.- Libro de registro de variaciones de capital.- La sociedad llevará un libro de variaciones de capital, en el que se anotarán los aumentos o reducciones, así como el capital representado en la parte fija y el representado en la parte variable.

CAPITULO IV

DE LAS ASAMBLEAS GENERALES DE ACCIONISTAS

        DECIMA CUARTA.- Asamblea de accionistas.- El órgano supremo de la sociedad es la asamblea general de accionistas.

        1.-    La asamblea general ordinaria se reunirá cuando menos una vez al año, en el domicilio de la sociedad, en la fecha que fije el consejo de administración dentro de los cuatro meses que sigan a la clausura del ejercicio social. Además de los asuntos incluidos en la orden del día, la asamblea ordinaria anual conocerá y se ocupará de la discusión, aprobación o modificación del informe de los administradores, y del informe de los comisarios, del ejercicio inmediato anterior, a que se refieren los artículos 172 y 166 fracción IV, respectivamente, de la Ley General de Sociedades Mercantiles, tanto de esta sociedad como de aquéllas de que sea titular de la mayoría de las acciones, cuando el valor de inversión en cada una de ellas exceda del 20% del capital contable de esta sociedad según el estado de posición financiera al cierre del ejercicio social correspondiente.

        2.-    Las asambleas extraordinarias podrán reunirse en cualquier tiempo, también en el domicilio de la sociedad cuando deba tratarse alguno de los asuntos previstos en el articulo 182 (ciento ochenta y dos) de la Ley General de Sociedades Mercantiles y la escisión de la sociedad.

        3.-    Las asambleas especiales se reunirán para deliberar sobre asuntos que afecten exclusivamente a los accionistas de alguna clase de acciones. Estas asambleas, se sujetarán a lo dispuesto en el artículo 195 (ciento noventa y cinco), de la Ley General de Sociedades Mercantiles.

        DECIMA QUINTA.- Convocatoria.- Las asambleas serán convocadas por el consejo de administración, o por alguno de los comisarios, así como por los accionistas que representen el 33% de las acciones con derecho a voto conforme a lo dispuesto en los artículos 168, 184 y 185 (ciento sesenta y ocho, ciento ochenta y cuatro y ciento ochenta y cinco) de la Ley General de Sociedades Mercantiles. Las convocatorias indicarán la fecha, la hora y el lugar de celebración; contendrán el orden del día, serán suscritas por el convocante o, si éste fuere el consejo de administración, por su presidente o por el secretario y se publicarán en el Diario Oficial de la Federación, y en alguno de los principales periódicos de distribución nacional, por lo menos con quince días naturales de anticipación a la fecha de su celebración. Durante dicho plazo, los documentos relacionados al informe de que hablan los artículos 172 y 173 de la Ley General de Sociedades Mercantiles estarán a disposición de los accionistas en las oficinas de la sociedad.

        Si alguna asamblea no pudiere celebrarse el día señalado para su reunión, se llevará a cabo dentro de los treinta días siguientes, para lo cual se hará una segunda o ulterior convocatoria con expresión de las circunstancias del caso, debiendo cumplirse con los requisitos establecidos para la primera convocatoria.

        Las asambleas podrán celebrarse válidamente sin convocatoria previa, si todas las acciones en circulación con derecho a voto en los asuntos que deban tratarse en esa asamblea, se encontraren representadas en ella.

        DECIMA SEXTA- Acreditamiento de los accionistas.- Para acreditar su calidad de accionista y su derecho de concurrir a las asambleas, los tenedores de las acciones deberán entregar a la secretaría del consejo de administración en el domicilio de la sociedad, a más tardar con dos días hábiles de anticipación al señalado para la celebración de la asamblea:

          a)    los títulos de las acciones correspondientes; o, b) las constancias de depósito que respecto de ellas les hubiere expedido la institución o instituciones de crédito, ya sea de México o del extranjero, en los lugares que se señalen en la convocatoria respectiva, debidamente autorizadas al efecto. Cuando las acciones fueren depositadas en oficinas ubicadas fuera del domicilio de la sociedad, las instituciones que las recibieren deberán dar aviso a la sociedad por correo o por la vía cablegráfica, telegráfica o facsímil del nombre del depositante, del número de acciones depositadas y del día en que se constituyó el depósito.

        En las constancias a que se hace referencia, se indicará el nombre del accionista, la cantidad de acciones depositadas, los números de los títulos, la fecha de celebración de la asamblea y la condición de que dichas acciones permanecerán. en poder de la depositaria hasta después de terminada la asamblea de que se trate.

        Hecha la entrega, el secretario del consejo de administración expedirá a los interesados las tarjetas de ingreso correspondientes, en las cuales se indicará el nombre del accionista y el número de votos a que tiene derecho, así como, en su caso, la denominación de la depositaria.

        Los accionistas no necesitarán probar sus derechos de asistencia a la asamblea mediante el deposito mencionado, respecto de las acciones que estén inscritas a su nombre en el libro de registro de acciones.

        Los accionistas podrán hacerse representar en las asambleas por apoderado constituido mediante simple carta poder o contrato de comisión mercantil, los cuales también serán entregados a la secretaría del consejo de administración conforme a las reglas arriba previstas. Los apoderados de los Gobiernos Federal, Estatal o Municipal, así como los de organismos descentralizados, acreditarán su calidad en los términos de la legislación administrativa aplicable.

        En ningún caso podrán ser mandatarios, para estos efectos, los administradores ni los comisarios de la sociedad.

        DECIMA SEPTIMA.- Asambleas Ordinarias.- Para que la Asamblea General Ordinaria de Accionistas pueda celebrarse válidamente en virtud de primera convocatoria, deberán estar representadas en ella, por lo menos el 50% de las acciones ordinarias o comunes con derecho a voto de la sociedad. Si la Asamblea General Ordinaria se reuniere en virtud de segunda o ulterior convocatoria, funcionará válidamente con los accionistas de la clase I y de la clase II que concurran, cualquiera que sea el número de acciones que representen y cualquiera que sea la naturaleza de las resoluciones que hayan de tomarse.

        DECIMA OCTAVA.- Asambleas Extraordinarias.- Las Asambleas Generales Extraordinarias de Accionistas reunidas por virtud de primera convocatoria se considerarán legalmente instaladas si están representadas, por lo menos, las tres cuartas partes de las acciones comunes con derecho a voto de la sociedad, y sus resoluciones serán válidas si se adoptan, cuando menos, por la mayoría de las acciones comunes de dichas clases.

        Las Asambleas Generales Extraordinarias de Accionistas convocadas en segunda o ulteriores convocatorias, se considerarán legalmente instaladas si está representada, por lo menos, la mayoría del capital social y sus resoluciones serán válidas si se adoptan, cuando menos, por la mayoría de las acciones en que se divida dicho capital social.

        DECIMA NOVENA.- Votación.- En las asambleas generales las votaciones serán económicas, a menos que alguno de los asistentes pida que sean nominales.

        Si por cualquier motivo no pudiera instalarse legalmente una asamblea, este hecho y sus causas se harán constar en el libro de actas, con observancia de lo dispuesto en la cláusula vigesimotercera de estos estatutos.

        VIGESIMA.- Desarrollo.- Presidirá las asambleas el presidente del consejo de administración o, en su ausencia, otro consejero en el orden de su designación. Si, por cualquier motivo, ninguno de los mencionados asistiere al acto, o si se tratare de una asamblea especial, la presidencia corresponderá a la persona que designen los accionistas por mayoría simple. Actuará como secretario quien lo sea del consejo, o en su defecto, el prosecretario o la persona que designe la propia asamblea por mayoría simple.

        El presidente nombrará de entre los presentes a uno o más escrutadores, quienes validarán la lista de asistencia, con indicación del número de acciones representadas por cada asistente y rendirán su informe a la asamblea, lo que se hará constar en el acta respectiva. No se discutirá ni resolverá cuestión alguna que no esté prevista en el orden del día, a menos que se encuentren representadas todas las acciones con derecho a votar.

        Independientemente de 1a posibilidad del aplazamiento a que se refiere el articulo 199 (ciento noventa y nueve) de la Ley General de Sociedades Mercantiles, si no pudieren tratarse en la fecha señalada todos los puntos comprendidos en el orden del día, la asamblea podrá continuar su celebración, mediante sesiones subsecuentes que tendrán lugar en la fecha que la misma determine, sin necesidad de nueva convocatoria, con el quórum exigido para el caso de segunda convocatoria.

        VIGESIMA PRIMERA.- Resoluciones fuera asamblea.- Las resoluciones tomadas fuera de sesión de cualquier asamblea, por unanimidad de los accionistas que representen la totalidad de las acciones con derecho a votar en relación al asunto en cuestión o, tratándose de asuntos de la competencia de asambleas especiales, la totalidad de las acciones representativas de la porción del capital social correspondiente a la respectiva serie, tendrán para todos los efectos legales, la misma validez que si hubieran sido adoptadas en reunión formal de la asamblea general o de la especial, según sea el caso, siempre que los votos aprobatorios se confirmen por escrito.

        El secretario del consejo de administración, integrara el expediente respectivo y realizará las anotaciones correspondientes en los libros corporativos de la empresa.

        VIGESIMA SEGUNDA.- Actas de asamblea.- Las actas de las asambleas se consignarán en el libro de actas de asamblea y serán firmadas por quien presida la asamblea, por el secretario y por el comisario o comisarios que concurran.

        De cada acta se abrirá un apéndice que contendrá copia del acta, la lista de los asistentes, con indicación del número, clase y serie de acciones que representen, los documentos justificativos de su calidad de accionistas y, en su caso, el acreditamiento de sus representantes, un ejemplar de los periódicos en que se hubiere publicado la convocatoria y los informes, dictámenes y demás documentos que se hubieren presentado en el acto de celebración de la asamblea o previamente a ella.

        En el mismo libro de actas se consignarán las resoluciones tomadas en los términos de la cláusula vigesimosegunda de estos estatutos, de las cuales darán fé el secretario o el prosecretario.

CAPITULO V

ADMINISTRACION DE LA SOCIEDAD

        VIGESIMA TERCERA.- Consejo de administración.- La administración de la sociedad será confiada a un consejo de administración, cuyos miembros serán designados de acuerdo con lo dispuesto en estos estatutos, en las normas aplicables de la Ley General de Sociedades Mercantiles.

        VIGESIMA CUARTA.- Integración.- El Consejo de Administración estará compuesto por un numero no menor de cinco miembros propietarios y sus respectivos suplentes, todos quienes podrán ser socios o personas extrañas a la sociedad, que puedan ser consejeros de la Sociedad conforme a las disposiciones legales aplicables. Los miembros del Consejo de Administración se elegirán en Asamblea General Ordinaria de Accionistas, como sigue:

          Los accionistas de la serie "A" designarán 3 (tres) consejeros y sus respectivos suplentes y los accionistas de la serie "B", nombrarán 2 (dos) Consejeros Propietarios y sus suplentes, la designación del presidente del consejo de administración se hará por votación de la mayoría de dichas acciones.

        VIGESIMA QUINTA.- Duración.- Los consejeros desempeñarán sus funciones durante el lapso fijado al designarlos, y si no se hubiere señalado plazo, se aplicará lo siguiente:

          Los miembros del consejo de administración ejercerán el cargo durante un ejercicio social, pero podrán ser reelectos una o mas veces. Los consejeros continuarán en el desempeño de sus funciones mientras no tomen posesión los designados para sustituirlos. La asamblea general ordinaria, podrá revocar en cualquier tiempo sus nombramientos, siempre y cuando, se cuente con el voto favorable de los accionistas de la clase que los hubiere designado.

        Con excepción del presidente, el cual podrá ser sustituido por la mayoría de los accionistas con derecho a voto, la asamblea general ordinaria, podrá revocar en cualquier tiempo sus nombramientos, siempre y cuando, se cuente con el voto favorable de los accionistas de la serie que los hubiere designado.

        Los administradores o miembros del consejo de administración de la sociedad deberán reunir los requisitos que marquen las disposiciones legales aplicables, y percibirán los emolumentos que le señale la Asamblea General Ordinaria de Accionistas, con cargo a gastos generales y los consejeros suplentes cubrirán las faltas temporales o absolutas de los propietarios respecto de los cuales hubieran sido nombrados suplentes.

        VIGESIMA SEXTA.- Suplencias.- La vacante temporal o definitiva de cualquier consejero propietario de una misma serie de acciones, será cubierta por el suplente que se le hubiere designado, en el entendido de que cada uno de éstos sólo podrá representar a un propietario.

        Tratándose de la vacante definitiva de un consejero, la clase que le hubiere designado realizará la nueva designación.

        VIGESIMA SEPTIMA.- Designación de presidente.- El consejo de administración, en la primera sesión que celebre después de la asamblea ordinaria anual y siempre y cuando en esta asamblea no se hiciere el nombramiento, designará de entre sus miembros un presidente. Nombrará, además, un secretario y un prosecretario, quienes podrán no ser miembros del consejo.

        Dicho secretario y prosecretario podrán ser removidos en cualquier tiempo por el consejo de administración y sus faltas temporales o absolutas serán cubiertas por las personas que designe el mismo consejo.

        VIGESIMA OCTAVA.- Sesiones.- Las sesiones del consejo de administración serán ordinarias y extraordinarias. Las sesiones ordinarias se celebrarán periódicamente los días y horas que designe el propio consejo; las sesiones extraordinarias se celebrarán cuando lo acuerde el presidente del consejo o lo pida alguno de los consejeros. El consejo de administración sesionará, en el domicilio social o en el lugar que se señale. La convocatoria que emita el secretario o el prosecretario, por acuerdo del presidente o de quien haga sus veces, será notificada por escrito con acuse de recibo y con una antelación mínima de cinco días hábiles, en el ultimo domicilio que los consejeros y comisarios hubieren señalado para el efecto. Las sesiones podrán celebrarse válidamente sin convocatoria previa, si todos los miembros del consejo de administración se encontraren presentes, o si existe quórum y cada uno de los consejeros o comisarios ausentes firma una renuncia a su derecho a recibir la convocatoria.

        Las sesiones del consejo quedarán legalmente instaladas si asiste 1a mayoría de sus miembros. Las resoluciones se tomarán por el voto aprobatorio de la mayoría de sus asistentes y, en caso de empate, el presidente del consejo tendrá voto de calidad.

        Podrán asistir simultáneamente a las sesiones los consejeros propietarios y los suplentes, en el entendido de que sólo tendrán derecho a voto los respectivos propietarios o los suplentes, en su ausencia.

        Presidirá las sesiones del consejo de administración el presidente del mismo, y en su ausencia por su suplente, a falta de ambos por la persona que designe por mayoría el mismo consejo de entre sus miembros.

        VIGESIMA NOVENA.- Resoluciones fuera de sesión.- Las resoluciones tomadas fuera de la sesión del consejo de administración, por unanimidad de sus miembros, tendrán, para todos los efectos legales, la misma validez que si hubieran sido adoptadas en reunión formal del mismo, siempre que los respectivos votos aprobatorios se confirmen por escrito ante el secretario del propio consejo, quién realizará las anotaciones correspondientes en los libros corporativos de la sociedad.

        TRIGESIMA.- Actas del consejo.- Las actas de las sesiones del consejo de administración deberán ser firmadas por quien presida, por el secretario y, en su caso, por los comisarios que concurrieron y se consignarán en el libro de actas de juntas de consejo, de cuyo contenido el secretario o el prosecretario podrán expedir copias certificadas, certificaciones o extractos.

        En el mismo libro de actas se consignarán los acuerdos tomados en los términos de la cláusula trigesima de estos estatutos, de los cuales darán fe el secretario o el prosecretario.

        TRIGESIMA PRIMERA.- Facultades. El consejo de administración tendrá las facultades que a los órganos de su clase atribuyen las leyes o estos estatutos, por lo que, de manera enunciativa mas no limitativa, tendrá las siguientes facultades:

          a).-  Poder general para administrar los negocios y bienes de la sociedad, otorgar y suscribir todo género de garantías y avales y ejecutar los actos, celebrar los contratos firmar los documentos y otorgar o suscribir los títulos de crédito que requiera esa administración.

          b).-  Poder general para ejercer los actos de dominio que permitan las leyes.

          c).-  Poder general para pleitos y cobranzas, con todas las facultades generales y las especiales que requieran cláusula especial conforme a la ley, inclusive para otorgar perdón, desistirse de toda clase de juicios, recursos y procedimientos en general, así como del juicio de amparo, para presentar denuncias y querellas de carácter penal y para constituirse en coadyuvante del Ministerio Público, poder que podrá ejercitar ante toda clase de personas y autoridades, judiciales y administrativas, civiles, penales y del trabajo, federales o locales, en juicio y fuera de él, con la mayor amplitud posible.

          d).-  Facultad para establecer sucursales y agencias de la sociedad y suprimirlas.

          e).-  Facultad para nombrar y remover al director general, y a uno o varios directores, subdirectores, gerentes generales, subgerentes, gerentes especiales y en general funcionarios, factores, agentes y demás empleados de la sociedad, acordando los títulos que deban usar, jerarquías, las retribuciones que deban percibir y las garantías que deban prestar.

          f).-   Facultad para otorgar y revocar poderes especiales y generales con todas las facultades que juzgue convenientes.

          g).-  Facultad para firmar toda clase de documentos contratos y escrituras que se relacionen directa o indirectamente con los objetos de la sociedad.

          h).-  Facultad para ejecutar los acuerdos de la asamblea general de accionistas.

          i).-   En general, podrá llevar a cabo todos los actos y contratos que fueren necesarios para el objeto de la sociedad y aquéllos que se les atribuyan en otras cláusulas de estos estatutos.

          j).-   Ningún miembro del consejo de administración podrá ejercitar las facultades del consejo individualmente. El consejo podrá designar de entre sus miembros, delegados para actos concretos. A falta de designación especial, la representación corresponderá al presidente del consejo.

          k).-  El consejo de administración no podrá resolver sobre cualquiera de los asuntos reservados a la asamblea de accionistas de conformidad con la ley o estos estatutos.

          l).-   Corresponderá en exclusiva al consejo de administración, determinar el sentido en que deban ser emitidos los votos correspondientes a las acciones propiedad de esta sociedad, en las asambleas generales extraordinarias y ordinarias de accionistas de las sociedades en que sea titular de la mayoría de las acciones.

        TRIGESIMA SEGUNDA.- Comisión Ejecutiva.- Los accionistas de las series "A" y "B", establecerán en la misma Asamblea General Ordinaria que elija al Consejo de Administración de la sociedad, a una Comisión Ejecutiva. La Comisión Ejecutiva estará integrada por cinco miembros. En dicha Comisión Ejecutiva se podrá designar además a un suplente por cada miembro propietario.

        Los accionistas de la serie "A" designarán 3 (tres) consejeros y sus respectivos suplentes y los accionistas de la serie "B", nombrarán 2 (dos) Consejeros Propietarios y sus suplentes, la designación del presidente de la Comisión Ejecutiva se hará por votación de la mayoría de dichas acciones.

        Este órgano administrativo, será responsable de la implementación de las políticas y directrices del Consejo de Administración, y solo podrá resolver sobre aquellos asuntos no reservados de manera exclusiva a la Asamblea de Accionistas o al Consejo de Administración, para esos efectos, nombrará a los ejecutivos y funcionarios necesarios para su realización.

        Los miembros de la Comisión Ejecutiva actuarán constituidos invariablemente en órgano colegiado sin que sus nombramientos puedan ser delegados en forma integral o limitada en persona alguna. Se reunirá con quórum de la mayoría de sus miembros y tomará sus resoluciones con el voto favorable de la mayoría de los presentes, en caso de empate, la Comisión Ejecutiva deberá someter la diferencia al Consejo de Administración. Asimismo, deberá informar anualmente al Consejo de Administración de las resoluciones más importantes que haya adoptado, o bien cuando se susciten hechos o actos de trascendencia para la sociedad que a su juicio lo ameriten.

        Las sesiones de la Comisión Ejecutiva se celebrarán con la periodicidad y en la forma que determine la propia Comisión.

        La Comisión Ejecutiva, en la primera sesión que celebre, designará de entre sus miembros un presidente por mayoría de votos de sus integrantes, en caso de empate, la designación del presidente de la Comisión Ejecutiva corresponderá al consejo de administración. Nombrará, además, un secretario y un prosecretario, quienes podrán no ser miembros del consejo.La Comisión Ejecutiva tendrá las facultades siguientes:

          a).-  Poder general para pleitos y cobranzas, actos de administración y de dominio, con todas las facultades generales y las especiales que requieran cláusula especial conforme a la ley de acuerdo con lo establecido en los artículos 2554 y 2587 del Código Civil para el Distrito Federal y sus correlativos con los artículos de los Códigos Civiles de las demás entidades de la Federación, poder que podrá ejercitar respecto de todos los asuntos de la Sociedad, con excepción de los que estén reservados privativamente por la ley o por estos estatutos a otro órgano de la sociedad.

          b).-  Poder para otorgar y suscribir títulos de crédito en los términos del artículo 9° de la Ley General de Títulos y Operaciones de Crédito.

          c).-  Enajenar, así como gravar mediante prenda, hipoteca o en cualquier otra forma los bienes muebles e inmuebles de la sociedad.

          d).-  Autorizar el otorgamiento de cualquier garantía, en el entendido de que, en ningún caso podrá autorizar el otorgamiento de garantias por obligaciones de terceros.

          e).-  Facultad para conferir poderes generales o especiales, así como para revocarlos.

          f).-   Facultad para nombrar y remover al director general, y a uno o varios directores, subdirectores, gerentes generales, subgerentes, gerentes especiales y en general funcionarios, factores, agentes y demás empleados de la sociedad, acordando los títulos que deban usar, jerarquías, las retribuciones que deban percibir y las garantías que deban prestar.

          g).-  En general tendrá las más amplias facultades para decidir y resolver sobre todos los bienes y negocios de la sociedad, que se relacionen directa o indirectamente con los objetos de la misma; en el entendido de que no podrá llevar a cabo ningún acto que este reservado a la asamblea de accionistas o al consejo de administración en forma exclusiva de acuerdo con la ley y estos estatutos.

          h).-  Ningún miembro de la comisión ejecutiva, podrá ejercitar estos poderes individualmente. Sin embargo podrá nombrar a una o más personas como delegados especiales para la ejecución de sus resoluciones, y en defecto de tal señalamiento, podrán ser ejecutadas por el presidente del consejo de administración.

        Los miembros integrantes de esta Comisión Ejecutiva, percibirán los emolumentos que fije el Consejo de Administración o la Asamblea Ordinaria de Accionistas con cargo a resultados.

CAPITULO VI

VIGILANCIA

        TRIGESIMA TERCERA.- Comisarios.- La vigilancia de la sociedad estará a cargo de uno o más comisarios, temporales y revocables, quienes podrán ser socios o personas extrañas a la sociedad, los cuales serán designados por la asamblea de accionistas.

        En la asamblea de accionistas en que se designen a uno o mas comisarios, cada accionista o grupo de accionistas que detenten por lo menos un 25% de las acciones ordinarias, tendrá el derecho a designar a un comisario y su suplente.

        Los comisarios percibirán los emolumentos que les señale la asamblea general ordinaria de accionistas, con cargo a resultados.

        TRIGESIMA CUARTA.- Duración.- Los comisarios durarán en su encargo un año y podrán ser reelectos una o más veces.

CAPITULO VII

EJERCICIOS SOCIALES, INFORMACION FINANCIERA,

Y UTILIDADES Y PERDIDAS

        TRIGESIMA QUINTA.- Ejercicio Social.- Los ejercicios sociales deberán contarse del primero de enero al treinta y uno de diciembre de cada año.

        TRIGESIMA SEXTA.- Información financiera.- Anualmente, el consejo de administración y los comisarios presentarán a la asamblea general ordinaria el informe y el dictamen a que se refieren los artículos 166, fracción IV y 172 (ciento sesenta y seis, fracción cuarta y ciento setenta y dos) de la Ley General de Sociedades Mercantiles.

        TRIGESIMA SEPTIMA.- Utilidades.- Las utilidades que arroje la cuenta de pérdidas y ganancias, formulada al concluir cada ejercicio social, se distribuirán de la manera siguiente:

          a).-  Se crearán las provisiones necesarias para el pago de la participación de los trabajadores en las utilidades

          b).-  Se separará un cinco por ciento para la constitución de un fondo de reserva, hasta que este fondo alcance un valor por lo menos igual a la quinta parte del capital social y dicho fondo deberá ser reconstituido de la misma manera cuando haya disminuido por cualquier motivo;

          c).-  Se separará la cantidad que determine la Asamblea General Ordinaria de Accionistas sobre dichas utilidades, para la constitución de la reserva para adquisición de acciones propias según lo establecido en el párrafo octavo de la cláusula decimotercera de estos estatutos. En ningún caso esta reserva podrá ser superior al saldo total de las utilidades netas de la sociedad. Además se podrán separar las cantidades que dicha asamblea señale para otros fondos de reserva, fondos de provisión y otros fines especiales; y

          d).-  Se separarán las cantidades que acuerde la Asamblea General Ordinaria de accionistas para que puedan cumplirse los programas, compromisos y metas de desarrollo y expansión previstos por la sociedad;

          e).-  Se destinarán las cantidades convenientes para la formación de uno o varios fondos de reinversión o previsión, para que, puestas a disposición de la asamblea, ésta acuerde en el futuro los términos de su aplicación

          f).-   El remanente será distribuido como dividendo entre los accionistas en proporción al número de sus acciones.

        Los fundadores de la sociedad hacen constar que no se reservan participación especial en las utilidades.

        TRIGESIMA OCTAVA.- Pérdidas y Responsabilidad Limitada.- Las pérdidas se distribuirán entre las acciones suscritas y hasta el valor de éstas, la responsabilidad de cada accionista quedará limitada al valor de las acciones que dicho accionista detente y cada accionista será responsable de cualquier saldo insoluto de sus acciones.

CAPITULO VIII

DE LA DISOLUCIÓN Y LIQUIDACIÓN DE

LA SOCIEDAD.

        TRIGESIMA NOVENA.- Disolución y Liquidación.- Llegado el caso de disolución de la sociedad por otro motivo que el de quiebra por declaración judicial, la asamblea general de accionistas hará el nombramiento de uno o más liquidadores propietarios y uno o más suplentes, quienes tendrán las facultades y atribuciones que la misma asamblea les fije. Las vacantes temporales o definitivas de uno o más liquidadores propietarios, serán cubiertas por los suplentes designados, los cuales serán llamados en el orden de su nombramiento.

        Sin embargo, mientras los nombramientos del liquidador o liquidadores no hayan sido inscritos en el Registro Público de Comercio y mientras aquél o aquéllos no hayan entrado en funciones, el consejo de administración y el director general, continuarán desempeñando sus cargos, pero no podrán iniciar nuevas operaciones.

        Mientras dure la liquidación, los comisarios desempeñarán respecto de los liquidadores, la misma función que cumplen respecto de los administradores de la sociedad durante la vida normal de ésta y la asamblea general de accionistas se reunirá en sesión ordinaria en los mismos términos previstos por la vida normal de la sociedad y en sesión extraordinaria, siempre que sea convocada por los liquidadores o por los comisarios.

        La liquidación se practicará de conformidad con lo establecido en el capitulo décimo primero de la Ley General de Sociedades Mercantiles y en los demás ordenamientos legales aplicables durante el período de liquidación, la asamblea se reunirá en los términos que previene el capítulo cuarto de los estatutos y el liquidador o liquidadores desempeñarán, respecto de ella y de la sociedad misma, las funciones que normalmente corresponderían al consejo de administración y al director general."

YO, EL CORREDOR PUBLICO, CERTIFICO Y DOY FE:

        I.- Que lo inserto y relacionado concuerda fielmente con sus originales de referencia que tuve a la vista.

        II.- Que con fundamento en la fracción cuatro (romano) del artículo quince de la Ley Federal de Correduría Pública, el solicitante a mi juicio tiene capacidad legal, para contratar y obligarse, y lo orienté acerca del valor y consecuencias legales del presente acto, no encontrando en él manifestaciones evidentes de incapacidad natural y/o legal, y sin tener noticias de que se encuentre sujeto a interdicción.

        III.- Que el solicitante advertido de las penas en que incurren quienes declaran con falsedad ante Fedatario Público, por sus generales manifestó ser:

        JOSE MANUEL MUÑOZ ARTEAGA, mexicano, originario de México, Distrito Federal, lugar donde nació el día dos de noviembre de mil novecientos sesenta, casado, Abogado, con domicilio en Avenida de la Cúspide número cuatro mil setecientos cincuenta y cinco, colonia Parques del Pedregal, código postal catorce mil diez, delegación Tlalpan, en esta ciudad.

        IV.- Que con fundamento en el artículo treinta y dos, fracción seis (romano) del Reglamento de la Ley Federal de Correduría Pública, el compareciente no se identificó ante mí, en virtud de conocerlo personalmente.

        V.- Que para constancia levanté la presente acta el mismo día de su fecha.

        Expido la presente certificación para "SERVICIOS ADMINISTRATIVOS DE TRANSPORTACION", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, va en veintitrés páginas útiles.

DOY FE.

POR: SERVICIOS ADMINISTRATIVOS DE TRANSPORTACION", SOCIEDAD ANONIMA DE CAPITAL VARIABLE

JOSE MANUEL MUÑOZ ARTEAGA

JUAN MARTIN ALVAREZ MORENO TITULAR DE LA CORREDURIA PUBLICA NUMERO CUARENTA Y SEIS DEL DISTRITO FEDERAL

FIRMAS:

        JOSE MANUEL MUÑOZ ARTEAGA        RUBRICA.

        JUAN MARTIN ALVAREZ MORENO, TITULAR DE LA CORREDURIA PUBLICA NUMERO CUARENTA Y SEIS DEL DISTRITO FEDERAL.

        RUBRICA.        EL SELLO DE AUTORIZAR.

        MEXICO, DISTRITO FEDERAL, A LOS VEINTITRES DIAS DEL MES DE DICIEMBRE DE DOS MIL TRES.

DOY FE.

JMAM'ag*

SERVICIOS ADMINISTRATIVOS DE TRANSPORTACION, S.A. DE C.V.

BY-LAWS

CHAPTER I

ORGANIZATION

ONE.- The corporation is a Sociedad Anónima de Capital Variable, which shall be governed by these By-Laws, as to anything not provided for hereof, the provisions of the Ley General de Sociedades Mercantiles <General Business Corporations Law> will apply.

CHAPTER II

CORPORATE NAME, ADDRESS, TERM, CORPORATE PURPOSE AND NATIONALITY

TWO.- The corporate name of the corporation is “SERVICIOS ADMINISTRATIVOS DE TRANSPORTACION to be followed by the words “SOCIEDAD ANONIMA DE CAPITAL VARIABLE”, or its abbreviation by initials “S. A. DE C. V.”

THREE.- The corporate address is in MEXICO CITY, FEDERAL DISTRICT, but the corporation may establish any branches or agencies within the Mexican Republic or abroad .

FOUR.- The duration of the Corporation is for NINETY NINE YEARS from the execution date of this instrument.

FIVE.- The corporate purposes of the Corporation are:

To render services for the counseling and rendering of administrative, accounting, fiscal, legal, financing, human resources, data processing and control services, and in general all kind of acts required for good operation and control of applicant companies.

The corporation, without limitation, may also carry out the following activities:

1.- To carry out any legal activity according to law, and any act or agreement related to its corporate purpose.

2.- To enter into agreements or covenants necessary to comply with the corporate purposes above cited.

3.- To enter into any kind of services agreements, or any other agreements, covenants, and otherwise acquire patents, trademarks, trade names, bonds and preferences, copyrights or to obtain concession from the corresponding authorities.

4.- To issue, subscribe, endorse, accept, warrant, discount and execute all kind of negotiable instruments, without this to be deemed under provisions of Article four of the Ley del Mercado de Valores <Stock Market Law>.

5.- To acquire shares, bonds, equity and obligations in all kind of corporations or partnerships, to be part thereof, to become a limited liability corporation, without this to be deemed under provisions of article four of the Stock Market Law.

6.- To accept or grant any kind of commercial commissions and mandates, acting on its own behalf or on behalf of its principal.

7.- To acquire or otherwise own and dispose of all kind of real state, property rights, as well as any other real property that may be necessary to comply with its corporate purposes.

8.- To hire the necessary personnel in order to comply with its corporate purposes and to delegate to one or more persons, compliance with powers, commissions, services and activities related to such purposes.

9.- To grant any kind of securities or guarantees on behalf of third parties, and to guarantee any liabilities of third parties.

SIX.- Nationality.- The corporation is Mexican, as it is being incorporated under the laws of the Mexican Republic, and its corporate address shall be inside the county.

SEVEN.- Foreign Shareholder Exclusion Clause.- Any present or future foreign shareholders of the Corporation agree with the Secretaría de Relaciones Exteriores <Ministry of Foreign Affairs> to be deemed as national as to any shares acquired in the Corporation, any property, rights, concessions, equity or interests owned by the Corporation, and any rights and obligations derived from agreements and legal actions where the Corporation is a party, and not to invoke their government protection subject to the loss to the benefit of Mexican Nation of any rights and property acquired.

CHAPTER III

CAPITAL STOCK, SHAREHOLDERS AND SHARES

EIGHT.- Capital Stock.- The capital stock is variable. The minimum fixed non-withdrawal right capital is in the amount of FIFTY THOUSAND MEXICAN PESOS (Mex$50,000.00), fully subscribed and paid represented by ONE HUNDRED (100) shares. The variable portion of capital stock is unlimited.

NINE.- Shares.- Capital stock shall be represented by nominative non-par value shares.

a).- All shares of capital stock shall be divided in two series: Series “A” will represent shares that may only be subscribed by Mexican individuals; and Series “B” shall be unrestricted subscription.

Both Series “A” and Series “B” shall be divided in sub-series, in the event of shares representing any increase to fixed or variable portion of capital.

TEN.- Certificates of Shares.- All shares shall be represented in certificates of shares or scrips, if any.

The certificates of shares shall represent each outstanding share of each class, series and subsidies; such certificates will be identified by a progressive number which shall be different for outstanding series and sub-series, and shall include all data and characteristics referred to in articles 125 and 127 of the General Business Corporations Law, including the transcription of clause seven hereof; such certificates will be signed by two directors, whether personally or by facsimile, in which case, the original signatures must be registered before the Public Registry of Commerce of the corporate address of the corporation.

In the event the information of the certificates of shares is modified, the provisions of article 140 of the General Business Corporations Law, shall apply.

ELEVEN.- Number of Shares per Certificate and Changes.- The board of directors shall have the power to issue certificates of shares and scrips, which may represent one or more shares.  Likewise, it will have the power to change any certificates representing a specific number of shares for new certificates, upon request of holders, provided that such new certificates represent the identical total amount of shares as the certificates to be replaced.  Any costs arising from exchange of certificates or scrips requested by any shareholder, shall be borne by the latter.

In the case of loss, robbery, misplacement or destruction of any provisional or definite share certificate, it shall be replaced pursuant to Chapter I of the Ley General de Títulos y Operaciones de Crédito <General Negotiable Instruments and Credit Operations Law>.  All duplicates of share certificates shall state that they are duplicates and that the corresponding original scrips or certificates of shares have been cancelled.  Any expenses resulting from replacing such share certificates shall be borne by the holder of the replaced certificate.

TWELVE.- Shares Registration.- The corporation shall keep a shares registry in which the information referred to in article 128 of the General Business Corporations Law shall be included, and the individuals appearing in such registry as shareholders shall be deemed to have such capacity.  Any transfer of shares carried out against the provisions of this by-laws or the law, must not be registered at such shares registry of the corporation.

Registration of shares at the shares registry shall be suspended from the fifth day before the date any meeting of shareholders is to be held, including the day in which such meeting is held.

THIRTEEN.- Increase and Reduction to Capital Stock.

1.- Procedure.- Any increase and reduction to fixed capital stock of the corporation shall be made by resolution of the General Extraordinary Meeting of Shareholders, and therefore, these By-Laws will be modified and the authentication of the resulting Notarial instrument must be registered before the Public Registry of Commerce of the corporate address of the corporation.

The resolution of the meeting providing for any reduction to minimum fixed capital stock will be published in the Official Gazette of the Federation, according to provisions of the General Business Corporations Law.

2.- Increase and Reduction to Variable Capital.- Any increase and reduction to variable capital shall be made by resolution of the General Ordinary Meeting of Shareholders, by preparing the corresponding Minutes, without any modification whatsoever to these By-laws or any registration before the Public Registry of Commerce. At the time the shareholders exercise their withdrawal rights, the provisions of the law shall apply.  Any authorized but not subscribed shares representing variable capital stock, shall be kept at the treasury of the corporation, and will be delivered as they are subscribed and paid, as the General Ordinary Meeting of Shareholders or the Board of Directors may determine in the exercise of the powers, if any, conferred upon it by the Meeting, provided that in such case, any preemptive rights of the shareholders under these By-laws must be observed.

No increase will be made, and no new shares will be issued without full payment of capital and shares issued previously.

3.- Subscription and Payment.- The meeting resolving any increase to capital stock, shall provide for the issuance of the shares representing such increased capital and the characteristics of such shares. The meeting that resolves such increase shall have the power to issue outstanding shares in the form, for the term, under the conditions and in the amount it deems appropriate; either by capitalization of liabilities, reserves or surplus; or through payment in cash or in kind of the

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corresponding Premium, if any as the meeting may determine, which shall be applied to those concepts as determined by such meeting; or to be subscribed.  In this case, the meeting shall determine the form, term and any other payment requirements and conditions.  In any of the above mentioned events, the shareholders entitled to vote, shall have the same rights.

4.- Preemptive Rights.- In the event of any increase to paid capital stock or increase to fixed capital stock by issuance of shares, the shareholders of the corporation, in proportion of the number of shares they hold, shall have the preemptive right to subscribe new shares of the same series representing such increase, provided that they have legal capacity to subscribe. In proportion of their equity, according to law; such preemptive right shall be exercised within the 15 days after the publication of the resolution of the meeting regarding such increase in the Official Gazette of the Federation and in one major circulation newspaper of the corporate address of the corporation.  Once the said 15-day period has elapsed, and in the event any shares are still pending to be subscribed, the Board of Directors shall offer such shares for subscription and payment to such individuals or corporations as the Board of Directors may determine, at a price which may not be lower than the price at which the shares of the corporations were offered for subscription and payment.

In the event of increase to capital by capitalization of reserves, not applied profits or surplus, the shareholders of the corporation shall have the right to receive the portion of such increase they are entitled to, and to receive the new shares representing such increase, under the terms of the preceding paragraph.

5.- Reductions to Stock by Withdrawal.- In the event of reduction to stock due to de exercise of the withdrawal right by a shareholder, who withdraws all of any part of the shares representing variable capital stock he holds, he or she will be subject to the provisions of articles 220 and 221 of the General Business Corporations Law, and such reduction to capital shall be made by the reimburse of the share or shares, according to the lowest value between (a) 95% of value listed in the Mexican Stock Exchange, resulting from transaction average during last thirty days of listing the shares of the corporation in the stock exchange, before closing date of fiscal year when the withdrawal takes place; or (b) accounting value of shares, according to financial statements at the end of fiscal year in which such withdrawal is to be effective, as previously authorized by the General Ordinary Meeting of Shareholders.

Such reimbursement shall be enforceable against the corporation as of the following date in which the General Ordinary Meeting is to be held that authorizes the financial statements for the corresponding year in which such withdrawal is to be effective, according to the procedure authorized for such purposes at such meeting.  The withdrawing shareholder shall be responsible of all corporate obligations before third parties, as provided for by law.

6.- Limits to Reduction to Capital Stock.- No reduction to capital stock will be authorized, if it may result in reduction of capital stock in such an amount that is lower than the minimum stock required by law.

The meeting that authorizes any reduction to capital stock shall determine the form and terms to carry out the corresponding reimburse, and the shareholders entitled to vote at such meeting, shall have the same rights.

7.- Capital Variation Registration Book.- The corporation shall keep a capital variation registration book, in which any increase or reduction thereof must be registered, including capital represented by fixed portion and capital represented by variable portion.

CHAPTER IV

GENERAL MEETINGS OF SHAREHOLDERS

FOURTEEN.- Meeting of Shareholders.- The main body of the corporation shall be represented by the general meeting of shareholders.

1.- The General Ordinary Meeting shall be held at least once in a year at the corporate address, on the date fixed by the Board of Directors, within four months following the closing of fiscal year. Besides any business included in the Agenda, the annual Ordinary Meeting shall discuss, approve or amend the Managers’ report and Statutory Auditors’ reports referred to in articles 172 and 166 section IV of the General Business Corporation Law, respectively, regarding this corporation or any other corporation in which it holds majority of shares, when the investment value at each corporation exceeds 20% of capital stock of this corporation, according to financial statements at the closing of the corresponding fiscal year.

2.- The Extraordinary Meetings may be held at any time also at the corporate address of the Corporation, in the event any of the business referred to in article 182 of the General Business Corporations Law is to be transacted, including division of the corporation.

3.- Special meetings shall be held to transact business affecting exclusively those shareholders of a specific class of shares.  These meetings shall be subject to the provisions of article 195 of the General Business Corporations Law.

FIFTEEN.- Notice of Meeting.- All meetings shall be called by the board of directors, one statutory auditor, as well as by the shareholders representing the 33% of shares entitled to vote, under the terms of articles 168, 184 and 185 of the General Business Corporations Law. The notice of meeting shall state the date, time and place of meeting; the Agenda, and shall be signed by the individual who is calling the meeting, or by the board of directors, the chairman or secretary, and will be

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published in the Official Gazzette of the Federation, and in one major circulation newspaper, at least fifteen shall elapse between the publication date and the date fixed to hold the Meeting. During such term, any documentation related to the report referred to in articles 172 and 173 of the General Business Corporations Law, shall be available for the shareholders at the offices of the corporation.

In the event any meeting cannot be held on the corresponding date, it will be held thirty days after, upon second or further notice of meeting, which shall state that all facts regarding the adjourned meeting, complying with all requirements as provided for at the first notice of meeting.

All meetings will be valid without notice, when all outstanding shares entitled to vote at such meeting are represented thereat.

SIXTEEN – Prove by Shareholders.- In order for shareholders to be entitled to attend the General Meetings they shall deliver their shares before the Secretary of the board of directors at the corporate address of the corporation, at least two days before the date fixed for the meeting:

a) the corresponding certificates of shares; or b) certificates of deposit of such shares before a credit institution, either in the Mexican Republic or abroad, at the places stated in the corresponding notice of meeting and duly authorized.  If the shares are deposited at any office located out of corporate address of the Corporation, the institutions that receive same shall notify the Corporation by mail, cable or telegraph, stating the name of depositor, number of shares deposited and deposit date.

The certificates of deposit referred hereof, shall state the name of shareholder, amount of deposited shares, and number of certificates of shares, the date fixed to hold the meeting and the state in which such shares will be kept.

Once the shareholders deliver their shares they shall receive from the secretary of the board of directors an admittance card stating name of shareholder and number of votes they are entitled to cast, and as the case may be, the corporate name of depositor.

The shareholders do not need to prove their right to attend the meeting by making such deposit of the shares registered in their name in the Shares Registry.

The shareholders may attend the meeting in person or represented by proxy, agreement, or commission agency,  which shall also be delivered to the secretary of the board of directors, according to the procedure above cited.  The representatives of the Federal, Local or Municipal Government, as well as of decentralized agencies, shall evidence their capacity under the terms of applicable administrative laws.

The members of the board of directors or statutory auditors may not act as representatives for the purposes hereof.

SEVENTEEN.- Ordinary Meetings.- An original General Ordinary Meeting of Shareholders shall be valid if at least 50% of common shares or common stock entitled to vote is represented thereat. In the event of any adjourned General Ordinary Meeting it will be valid with shareholders of class I and class II present thereat, whatever the number of shares represented thereat and whatever the nature of resolutions to be adopted.

EIGHTEEN.- Extraordinary Meetings.- An original General Extraordinary Meeting of Shareholders shall be valid if at least three fourths of shares entitled to vote is represented thereat, and its resolutions shall be adopted by at least majority vote of common shares of such class.

In order for an adjourned General Extraordinary Meeting be valid, at least majority of capital stock of the corporation must be represented thereat, and its resolutions shall be adopted by at least majority of shares of capital stock.

NINETEEN.- Voting.- In the General Meetings the votes shall be on show-hands, unless any of those present demands a roll call voting.

If for any reason a meeting can be hold, this fact and any causes related thereto shall be stated in the book of minutes, according to provisions of clause twenty three hereof.

TWENTY.- Development.- The General Meetings shall be presided by the Chairman of the Board of Directors, in absence of such officer the General Meetings will be presided by any other director in the order of appointment.  In the absence of both officers, and in the event of a special meeting, it shall be presided by the individual designated by majority vote of shareholders.  The secretary of the board of directors shall act with such capacity, or in the absence of such officer, assistant secretary, or the individual designated by majority vote of the Meeting.

The chairman shall designate among those present one or more examiners to count the attendants, the number of share represented by those present, and shall present their report before the meeting, by stating so in the corresponding minutes. No business not included in the agenda shall be transacted, unless all shares entitled to vote are represented thereat.

Notwithstanding the possibility of adjournment referred to in article 199 of the General Business Corporations Law, if all business provided for in the Agenda cannot be transacted in the same day, the meeting may be adjourned to further meetings to be held on the date determined by such meeting, with no need of new notice of meeting with the same quorum as the required for any adjourned meeting.

TWENTY ONE.- Resolutions without Meeting.- Any resolutions adopted without a General Ordinary or Extraordinary Meeting by unanimous vote of shareholders representing all shares entitled to vote at such meeting, or in the event of special meeting by all shares representing the corresponding portion of capital stock of the respective series, shall, for all legal effects, be valid as if passed in a General or special Meeting, provided that they shall be confirmed in writing.

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The secretary of the board of directors shall prepare the corresponding file and make the corresponding notes to the corporate books of the corporation.

TWENTY TWO.- Minutes of the Meetings.- Minutes of the meetings shall be transcribed in the respective Minutes Book of the board signed by the acting chairman, secretary and the statutory auditor or auditors.

All minutes shall be attached with an appendix, which shall contain a copy of the minute, the list of attendance, including name, class and series of shares represented, evidencing documents of shareholder capacity, and if any, proxies submitted, one copy of the publication of the notice of meeting at the newspaper, reports, opinions and other documents submitted before or at the meeting.

All resolutions adopted shall be included in the same book of minutes, under the terms of clause twenty two hereof, which shall be certified by secretary or assistant secretary.

CHAPTER V

MANAGEMENT OF THE CORPORATION

TWENTY THREE.- Board of Directors.- The business and affairs of the corporation will be managed by a board of directors to be comprised by the members appointed under these By-laws and the applicable provisions of the General Business Corporations Law.

TWENTY FOUR.- Members.- The Board of Directors will be comprised by no less than five members and their corresponding alternates who may be shareholders of the corporation or external individuals, that may act as directors of the corporation according to applicable law.  The members of the Board of Directors shall be appointed at General Ordinary Meeting of Shareholders as follows:

Shareholders of Series “A” shares shall designate 3 directors and their corresponding alternates, and shareholders of Series “B” shares shall designate 2 members and their corresponding alternate, the chairman of the board of directors shall be appoint by majority vote of such shares

TWENTY FIVE.- Term.- the members of the board of directors shall remain in office for the term provided at the time of appointment, and if such term has not been determined, the following provisions will apply:

Members of the board of directors shall remain in office for one fiscal year, but they may be re-elected once or more times.  The directors shall remain in office for a term to elapse until their successors are designated and qualified.  The general ordinary meeting of shareholders may revoke, at any time, their appointment, provided that such resolution is adopted with affirmative vote of shareholders of the appointing class.

Except for the chairman, who may be replaced by majority of shareholders entitled to vote, the general ordinary meeting may revoke, at any time, such appointments, provided that such resolution is adopted with affirmative vote of shareholders of appointing class.

Directors or members of the board of directors shall meet all requirements provided for by applicable law, and their remuneration shall be determined at General Ordinary Meeting of Shareholders, which shall be charged to general expenses, and alternate directors shall act in the temporary or definite absence of regular directors.

TWENTY SIX.- Alternate Officers.- Temporary or definite vacancy of any regular director of the same series of shares, shall be covered by alternate directors, provided that such alternate officers may only represent one regular director.

In the event of definite vacancy of a director, the class who appointed it shall make a new appointment.

TWENTY SEVEN.- Designation of Chairman.- The board of directors, at the first meeting held after annual ordinary meeting of shareholders, and provided that no appointment whatsoever was made thereat, shall designate from its members a chairman, a secretary and assistant secretary who need not to be a member of the board.

Secretary and assistant secretary may be removed at any time by the board of directors, and their temporary or definite absences shall be covered by those individuals designated by the board.

TWENTY EIGHT.- Meetings.- The meetings of the Board of Directors will be ordinary and extraordinary.  The ordinary meetings shall be held periodically on the day and time as the Board may determine; the extraordinary meetings shall be held whenever the Chairman of the Board or any director may demand so. The meetings of the board shall be held at the corporate address of the corporation or at any other place designated by the board.  The notice of meeting of the board of directors called by the secretary or assistant secretary, due to resolution of the chairman, shall be sent in writing to the address of directors, five days before the date fixed for meeting. All meetings shall be valid without need of notice if all members of the board of directors are present thereat, or if there is quorum and each absent director or statutory auditor sign waiver of notice.

A meeting of the board shall be valid if the majority of members are present thereat.  Their resolutions will be adopted by majority vote of those present, but the Chairman shall have the casting vote to break a tie.

Regular members of the board and alternates may simultaneously attend a meeting, provided that only regular members shall be entitled to vote, and alternate members in case of absence.

The meetings of the Board of Directors shall be presided by the Chairman, in the absence of such officer, by the alternate

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officer, in the absence of both officers, by the director that the Board may designate.

TWENTY NINE.- Resolutions without Meeting.- Any resolutions adopted without a meeting of the Board by unanimous vote of directors shall, for any legal effects, be valid as if passed in a meeting of the Board, provided that they shall be confirmed in writing before the secretary of the board, who sill make the corresponding notes in the corporate books of the corporation.

THIRTY.- Minutes of the Board.- The minutes of the meetings of the Board will be signed by the chairman, the Secretary of the meeting, and if any, by the present statutory auditors, and will be transcribed in the book of minutes of meetings of the board, and the secretary or assistant secretary may take certified copies, certifications or abstracts thereof.

The book of the minutes will contain all resolutions adopted under the terms of clause thirty hereof, which shall be certified by secretary and assistant secretary.

THIRTY ONE.- Powers. The board of directors shall have all powers conferred upon it by law or these by-laws, including without limitation the following:

a).- A general power of attorney for acts of administration for the business and property of the Corporation, to grant and subscribe all kind of security and guarantee and carry out any action, enter into agreements, sign documents and grant or subscribe negotiable instrument as the management may require;

b).- A general power of attorney for acts of domain in the form permitted by the laws;

c).- A general power of attorney for lawsuits and collections, with all general and special powers to be set forth under law, including the power to grant pardon, to withdraw from litigation, remedies and procedures in general, including the ‘amparo’ proceedings, file accusations and criminal complaints, and to act as a co-party of the Attorney General, such powers may be exercised before any individual and any federal or sate civil, criminal and labor authorities, with or without a civil action, as ample as possible;

d).- The power to establish branches and agencies of the Corporation and close them;

e).- The power to designate and remove the chief executive officer and any one or more directors, assistant directors, general managers, special managers and any other officers, factors, agents and other employees of the corporation, and assign their title, hierarchy, contribution and bonds to be granted by same.

f).- The power to grant special and general powers of attorney with all powers it may deem appropriate and revoke the powers granted;

g).- The power to sign any kind of documents, agreements and instruments directly and indirectly related to the Corporation corporate purposes;

h).- The power to comply with the resolutions of the General Meeting of Shareholders;

i).- In general, it may carry out any acts and enter into any agreements necessary to comply with the corporate purposes of the Corporation, and any other duties under other clauses of these By-laws.  The Board of Directors may delegate any one or more powers to one or more directors to be exercised in the businesses and places as it may determine, to sign through any individual or individuals designated among its members for such purposes, any kind of documents, agreements and instruments directly or indirectly related to the corporate purposes of the Corporation; and in general to designate among its members any one or more representatives to carry out concrete acts. In absence of such special designation the Chairman of the Board shall act as such representative

j).- No member of the board may individually exercise any of the powers granted to the board of directors.  The board may designate from its members three directors for specific actions.  In the absence of such special designation, the chairman shall be the representative.

k).- The board of directors shall not transact any business reserved to the meeting of shareholders according to law and these by-laws.

l).- The board of directors shall exclusively determine the way of vote representing the shares of the corporations at the general extraordinary and ordinary meetings of shareholders of the corporation in which it owns the majority of shares.

THIRTY TWO.- Executive Commission.- Shareholders of Series “A” and “B”, shall determine at the General Ordinary Meeting appointing the members of the Board of Directors, to create Executive Commission. Such Commission shall be comprised by five members of the board.  At each Executive Commission an alternate member may also be appointed.

Shareholders of Series “A” shall appoint 3 directors and their corresponding alternates, and shareholders of series “B” shall designate two directors and their corresponding alternates, the chairman of the Executive Commission shall be made by majority vote of such shares.

This administrative body shall be responsible to implement policies and guidelines of the Board of Directors, and may only transact those business that are not exclusively reserved to the Meeting or to the Board of Directors, in the terms hereof, this Committee shall appoint the executive officers and officers that may deem necessary to execute such policies and guidelines.

Members of the Executive Committee may act as deliberative body, and it may not delegate in full or in part its appointment to any individual whatsoever.  The quorum shall be comprised by the majority of members and their resolutions shall be adopted by affirmative vote of the majority of members, and in the event of tie, the Executive Commission shall submit any

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differences before the Board of Directors.  Likewise, it shall prepare an annual report for the Board of Administration containing all the most relevant resolutions adopted by such committee, as well as any other event or action they deemed to be relevant for the Corporation.

The Meetings of the Executive Committee or Executive Commission may be held at the time and form as determined by the Board of Directors.

The Executive Commission, at its first meeting shall appoint from its members a chairman, by majority vote of the members, and in the event of tie, the chairman shall be appointed by the board of directors.  It shall also appoint a Secretary and assistant secretary who not needs to be members of the board. Executive Commission shall have the following powers:

a).- Power of attorney for lawsuits and collections, acts of administration and acts of domain, including all general and special powers to be expressly set forth by law, under the provisions of first paragraph of Article 2554 of the Civil Code for the Federal District and the corresponding articles of the Civil Codes of the States of the Mexican Republic, including powers according to article 2587 of such Civil Code, which may be exercised regarding the business of the corporation, except for those expressly reserved by law or these By-laws to a different body of the Corporation.

b).- The Power to issue and subscribe negotiable instruments according to provisions of article 9 of the Ley General de Títulos y Operaciones de Crédito <General Negotiable Instruments and Credit Operations Law>.

c).- Power to transfer and pledge, mortgage or otherwise encumbrance real state and personal property owned by the Corporation.

d).- Power to authorize granting of security interests, provided that in any case it shall authorizes guarantees to obligations of third parties.

e).- Power to grant and revoke general or special powers of attorney.

f).- Power to appoint and revoke General Manager, Directors, Deputy Directors, Managers, Deputy Managers, and in general, any other officers, factors, agents and other employees of the corporation,  and assign their title, hierarchy, contribution and bonds to be granted by same.

g).- In general it shall have all powers to decide and resolve regarding all property and business of the Corporation, related directly or indirectly to the corporate purpose thereof, and it may appoint one or more individuals who shall act as Special Delegates, for the execution of its resolutions, and if otherwise, such resolutions may be exercised by the Chairman of the Board of Directors.

h).- No member of the executive commission shall exercise individually or severally the power granted hereof.  However, it may designate one or more individuals to act as special delegates for the execution of its resolutions, and in absence of such special designation, they may be executed by the chairman of the board of directors.

The remuneration of the members of the Executive Commission shall be assigned by the Board of Directors or by the Ordinary Meeting of Shareholders, to be paid according to statement of results.

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CHAPTER VI

SURVEILLANCE

THIRTY THREE.- Statutory Auditors.- The surveillance of the Corporation will be in charge of one or more temporary and revocable Statutory Auditors who may be shareholders or external individuals, appointed at the meeting of shareholders.

The shareholders representing 25% of common capital stock shall have the right to designate a Statutory Auditor and his or her alternate at the corresponding shareholders meeting.

The statutory auditors’ remuneration will be determined by the General Ordinary Meeting that elected them, to be paid according to statement of results.

THIRTY FOUR.- Term.- Statutory auditors shall hold office for one year, but they may be re-elected one or more times.

CHAPTER VII

FISCAL YEAR, FINANCIAL INFORMATION

AND PROFITS AND LOSSES

THIRTY FIVE.- Fiscal Year.- The fiscal year shall be from January first to December thirty one of each year.

THIRTY SIX.- Financial Information.- The board of directors and statutory auditors shall provide at the general ordinary meeting of shareholders the report and opinion referred to in articles 166, Section IV and 172 Section four of the General Business Corporations Law.

THIRTY SEVEN.- Profits.- Profits from losses and gains account, determined upon ending of each fiscal shall, shall be distributed as follows:

a).- The amount corresponding to the Corporation workers’ profit sharing shall be set apart, under the terms of applicable laws;

b).- Five percent to be set apart to create the reserve fund, until such reserve is in the amount of at least equal to one fifth of capital stock, and such reserve shall be reconstituted in the same manner if reduced by any reason;

c).-Any amounts as the General Ordinary Meeting of Shareholders may determine over such profits for the reserve for acquisition of shares of the corporation, according to provisions of paragraph eight of clause thirteen hereof.  In no case this reserve shall exceed the total balance of net profits of the corporation.  Besides, any amounts as the meeting may determine for reserve funds, prevision funds and other special purposes shall be ser apart;

d).-Any amounts as the General Ordinary Meeting of Shareholders may determine to comply with programs, commitments and development and expansion goals provided for by the corporation shall be set apart;

e).- Any amounts as Meeting may determine to be applied to one or more reinvestment or prevision funds, in order for the meeting to determine the future application of such monies; and

f).- The remaining shall be distributed as dividends to shareholders, in proportion of the number of shares they hold.

Incorporators of the corporation do not reserve themselves any special profit sharing.

THIRTY EIGHT.- Losses and Limited Liability.- The losses shall be shared in equal parts among the shares subscribed up to par value thereof.  The liability of each shareholder shall be limited to the value of the shares he or she holds and each shareholder shall be responsible of any unpaid balance regarding it shares.

CHAPTER VIII

DISSOLUTION AND LIQUIDATION OF

THE CORPORATION

THIRTY NINE.- Dissolution and Liquidation.- In the event of dissolution of the Corporation, other than involuntary bankruptcy, the General Meeting of Shareholders shall designate one or more liquidators and assistant liquidators, who shall be granted the powers and authorizations as the Meeting may determine.  Any temporary of definite vacancies of one or more regular liquidators shall be covered by the alternate liquidators, who shall be called in the order of their appointment. However, as long as the appointment of liquidator or liquidators have not been registered before the Public Registry of Commerce, and while those have not taken office, the board of directors and the chief executive officers shall continue in office, but they shall not initiate any new transactions.

During the liquidation procedure, the Statutory Auditors shall have, as to liquidators, the same duties as to the Managers of the Corporation during ordinary course of business and the General Meeting of Shareholders shall hold an ordinary meeting under the terms provided for during the ordinary course of business of the corporation, and an extraordinary meeting provided that it is called by liquidators or Statutory Auditors.

The liquidation shall be carried out according to the provisions of chapter eleven of the General Business Corporations Law, and according to any other provisions of applicable law during the liquidation procedure.

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The meeting shall hold under the terms of chapter IV of this By-laws, and the liquidator or liquidators shall have, as to the meeting and the corporation itself, the same duties as those of the board of directors and chief executive officers.

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  Exhibit 3.14